UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 18, 2006
Commission File Number 1-9929
Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 786-2141
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On April 21, 2006, the Company issued a press release regarding its financial results for the second fiscal quarter ended April 1, 2006. A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Item 2.02 of this Current Report on Form 8-K, including the related information in Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 2.05. Costs Associated With Exit or Disposal Activities
     On April 18, 2006, the Company’s board of directors, upon the recommendation of management, approved the Company’s exit from the industrial wire business and the closure of its Fredericksburg, Virginia manufacturing facility. The Company’s decision was in response to the weakening in the business outlook for the facility and the expected continuation of difficult market conditions and reduced operating levels, which resulted in a gross loss of $1.1 million for the six months ended April 1, 2006. The Company expects to complete the closure of the plant during its third quarter ending July 1, 2006. In connection with the plant closure, the Company currently estimates that it will incur total pre-tax costs amounting to $1.3 million for contractual obligations ($0.8 million) and employee termination benefits ($0.5 million) all of which would represent future cash expenditures. The actual closure costs incurred will not be known until the Company has finalized the details of its closure plan.
Item 2.06. Material Impairments
     In connection with its decision to exit the industrial wire business and close the Fredericksburg, Virginia manufacturing facility, the Company will be pursuing a sale of the plant’s assets that are not redeployed for use at its other locations. On April 18, 2006, the Company concluded that an impairment charge for the property, plant and equipment of the facility was required under generally accepted accounting principles. This determination was based upon a comparison of the carrying amount of these assets with preliminary estimates of their fair value. Accordingly, the Company currently estimates that it will record a non-cash pre-tax impairment charge of $2.7 million during the third quarter ending July 1, 2006 to write down the carrying amounts of the assets to be sold to their fair value. The actual impairment charge recorded will not be known until the Company has finalized its determination of the assets to be sold and prepared or obtained updated estimates of the related fair values.
Cautionary Note Regarding Forward-Looking Statements
     This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to the impact and costs associated with the Company’s exit from the industrial wire business. Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and the Company can provide no assurances that such plans, intentions or expectations will be achieved.
     All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and the Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Press release dated April 21, 2006 announcing Company’s second fiscal quarter 2006 financial results and its decision to exit the industrial wire business.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant
Date: April 21, 2006	By:	/s/ H.O. Woltz III
H.O. Woltz III
President and Chief Executive Officer

Date: April 21, 2006	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian
Chief Financial Officer and Treasurer